                                                                   EXHIBIT 10.51





================================================================================

                        ASSET INTEREST TRANSFER AGREEMENT



                          DATED AS OF DECEMBER 18, 1998


                                      AMONG


                           WPS RECEIVABLES CORPORATION
                                  AS TRANSFEROR


                                       AND


                             WESTPOINT STEVENS INC.
                               AS INITIAL SERVICER


                                       AND


                      BLUE RIDGE ASSET FUNDING CORPORATION
                                  AS TRANSFEREE


                                       AND


                               WACHOVIA BANK, N.A.
                                AS ADMINISTRATOR

================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I
                           TRANSFERS AND REINVESTMENTS

SECTION 1.01      Commitments to Transfer; Limits on Transferee's Obligations......-2-
SECTION 1.02      Transfer Procedures; Assignment of Transferee's Interests........-3-
SECTION 1.03      Reinvestments of Certain Collections; Payment of Remaining
                  Collections......................................................-3-
SECTION 1.04      Asset Interest...................................................-6-
SECTION 1.05      Adjustments of Transfer Limit....................................-7-

                                   ARTICLE II
                               COMPUTATIONAL RULES

SECTION 2.01      Selection of Asset Tranches......................................-8-
SECTION 2.02      Computation of Transferee's Total Investment and Transferee's
                  Tranche Investment...............................................-8-
SECTION 2.03      Computation of Concentration Limits and Unpaid Balance...........-9-
SECTION 2.04      Liquidity Fundings; Computation of Earned Discount...............-9-
SECTION 2.05      Estimates of Earned Discount Rate, Fees, etc.....................-9-

                                   ARTICLE III
                                   SETTLEMENTS

SECTION 3.01      Settlement Procedures...........................................-10-
SECTION 3.02      Deemed Collections; Reduction of Transferee's Total Invest
                  ment, Etc.......................................................-13-
SECTION 3.03      Payments and Computations, Etc..................................-17-
SECTION 3.04      Treatment of Collections and Deemed Collections.................-17-

                                   ARTICLE IV
                            FEES AND YIELD PROTECTION

SECTION 4.01      Fees............................................................-18-
SECTION 4.02      Yield Protection................................................-18-
SECTION 4.03      Funding Losses..................................................-21-

                                    ARTICLE V
                             CONDITIONS OF TRANSFERS

SECTION 5.01      Conditions Precedent to Initial Transfer........................-22-
SECTION 5.02      Conditions Precedent to All Transfers and Reinvestments.........-25-

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01      Representations and Warranties of Transaction Parties...........-26-

                                   ARTICLE VII
                    GENERAL COVENANTS OF TRANSACTION PARTIES

SECTION 7.01      Affirmative Covenants of Transaction Parties....................-32-
SECTION 7.02      Reporting Requirements of Transaction Parties...................-36-
SECTION 7.03      Negative Covenants of Transaction Parties.......................-39-
SECTION 7.04      Separate Corporate Existence of Transferor......................-42-

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

SECTION 8.01      Designation of Servicer.........................................-46-
SECTION 8.02      Duties of Servicer..............................................-47-
SECTION 8.03      Rights of the Administrator.....................................-48-
SECTION 8.04      Responsibilities of Transaction Parties.........................-50-
SECTION 8.05      Further Action Evidencing Transfers and Reinvestments...........-50-

                                   ARTICLE IX
                                SECURITY INTEREST

SECTION 9.01      Grant of Security Interest......................................-52-
SECTION 9.02      Further Assurances..............................................-52-
SECTION 9.03      Remedies........................................................-52-

                                    ARTICLE X
                               LIQUIDATION EVENTS

SECTION 10.01     Liquidation Events..............................................-52-
SECTION 10.02     Remedies........................................................-55-

                                   ARTICLE XI
                                THE ADMINISTRATOR

SECTION 11.01     Authorization and Action........................................-56-
SECTION 11.02     Administrator's Reliance, Etc...................................-56-
SECTION 11.03     Wachovia and Affiliates.........................................-57-

                                   ARTICLE XII
                       ASSIGNMENT OF PURCHASER'S INTEREST

SECTION 12.01     Restrictions on Assignments.....................................-57-
SECTION 12.02     Rights of Assignee..............................................-58-
SECTION 12.03     Terms and Evidence of Assignment................................-58-

                                  ARTICLE XIII
                                 INDEMNIFICATION

SECTION 13.01     Indemnities by Transferor.......................................-58-
SECTION 13.02     Indemnities by Servicer.........................................-61-

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.01     Amendments, Etc.................................................-62-
SECTION 14.02     Notices, Etc....................................................-62-
SECTION 14.03     No Waiver; Remedies.............................................-62-
SECTION 14.04     Binding Effect; Survival........................................-63-
SECTION 14.05     Costs, Expenses and Taxes.......................................-63-
SECTION 14.06     No Proceedings..................................................-64-
SECTION 14.07     Confidentiality of Transferor Information.......................-64-
SECTION 14.08     Confidentiality of Program Information..........................-67-
SECTION 14.09     Captions and Cross References...................................-69-
SECTION 14.10     Integration.....................................................-69-
SECTION 14.11     GOVERNING LAW...................................................-69-
SECTION 14.12     WAIVER OF JURY TRIAL............................................-69-
SECTION 14.13     CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES...................-70-
SECTION 14.14     Execution in Counterparts.......................................-71-
SECTION 14.15     No Recourse Against Other Parties...............................-71-

                                   APPENDICES

APPENDIX A        Definitions

                         SCHEDULES

SCHEDULE 6.01(m)         List of Offices of Servicer and Transferor where
                         Records Are Kept
SCHEDULE 6.01(n)         List of Lock-Box Banks and Concentration Bank
SCHEDULE 14.02           Notice Addresses

                                    EXHIBITS

EXHIBIT 1.02(a)               Form of Transfer Request
EXHIBIT 5.01(h)               Form of Opinion of Special Counsel for Transaction
                              Parties
EXHIBIT A                     Form of Lock Box/Collection Account Agreement
EXHIBIT B                     Form of Certificate of Financial Officer
EXHIBIT C                     Form of Monthly Report

                        ASSET INTEREST TRANSFER AGREEMENT

                          Dated as of December 18, 1998

                  THIS IS ASSET INTEREST TRANSFER AGREEMENT, among:

                  (1) WPS Receivables Corporation, a Delaware corporation (together with its successors and permitted assigns, "Transferor"),

                  (2) WestPoint Stevens Inc., a Delaware corporation (together with its successors, "WestPoint"), as initial servicer hereunder (in such capacity, together with any successor servicer appointed pursuant to
Section 8.01, "Servicer"; WestPoint, in its capacity as Servicer, together with Transferor, each a "Transaction Party" and collectively, the "Transaction Parties"),

                  (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, "Transferee"),

                  (4) WACHOVIA BANK, N.A., a national banking association ("Wachovia"), as administrative agent for Transferee (in such capacity, together with any successors thereto in such capacity, the "Administrator").

                           Unless otherwise indicated, capitalized terms used in
this Agreement are defined in Appendix A.

                                   Background

                  1. Transferor is a wholly-owned direct subsidiary of WestPoint.

                  2. WestPoint is a home fashions consumer products company, with a comprehensive line of branded and licensed products for the bedroom and bathroom.

                  3. WestPoint and Transferor have entered into the Sale Agreement pursuant to which WestPoint has transferred and hereafter will transfer, to Transferor all of its right, title and interest in and to certain Receivables and certain related property.

                  4. Transferor, WestPoint and Chase Manhattan Bank, as trustee (the "Trustee") for the WestPoint Stevens Receivables Master Trust (the "Trust") have entered into the Reconveyance Agreement, pursuant to which the Trustee, on behalf of the Trust, has reconveyed all of the right, title and interest of the Trust in and to the Receivables to Transferor.

                  5. Subject to the terms and conditions contained in this Agreement, Transferor shall transfer to the Administrator, on behalf of Transferee, and the Administrator shall accept, from time to time an undivided percentage interest, referred to herein as the Asset Interest, in Pool Receivables and related property.

                  6. Transferor and Transferee also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

                  7. Wachovia has been requested, and is willing, to act as the Administrator under this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                           TRANSFERS AND REINVESTMENTS

                  SECTION 1.01 Commitments to Transfer; Limits on Transferee's Obligations. Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time prior to the Termination Date, Transferor may request a transfer to the Administrator, on Transferee's behalf, and the Administrator, on Transferee's behalf, shall accept, from Transferor ownership interests in Pool Receivables and Related Assets (each being a "Transfer"); provided that no Transfer shall be made by the Administrator, on Transferee's behalf, if, after giving effect thereto, (a) the transfer price of such Transfer exceeds the lesser of (i) the result obtained by multiplying the Net Pool Balance as of the date of such Transfer by the Advance Rate and (ii) the Transfer Limit, (b) the Aggregate Outstandings would exceed the Transfer Limit, or (c) the Asset Interest would exceed 100%; and provided, further that each Transfer made pursuant to this Section 1.01 shall have a transfer price equal to at least $1,000,000 and shall be an integral multiple of $100,000.

                  SECTION 1.02 Transfer Procedures; Assignment of Transferee's Interests.

                           (a)      Transfer Request. Each Transfer from
Transferor by the Administrator, on Transferee's behalf, shall be made on notice from Transferor to the Administrator received by the Administrator not later than 12:00 noon (New York City time) two (2) Business Days prior to the date of such proposed Transfer. Each such notice of a proposed Transfer shall be substantially in the form of Exhibit 1.02(a) and shall specify, among other items, the desired amount and date of such Transfer. The Administrator shall promptly upon receipt notify the Transferee of any such notice.

                           (b)      Funding of Transfer. On the date of each
Transfer, Transferee shall, upon satisfaction of the applicable conditions set forth in Article V, make available to Transferor the amount of the Transfer in same day funds by wire transfer to an account of Transferor designated in writing by Transferor.

                           (c)      Assignment of Asset Interests. Transferor
hereby transfers, assigns and conveys to the Administrator, on Transferee's behalf, effective on and as of the date of each Transfer and each Reinvestment by the Administrator, on Transferee's behalf, hereunder the Asset Interest in the Pool Receivables and Related Assets.

                  SECTION 1.03 Reinvestments of Certain Collections; Payment of Remaining Collections.

                           (a)      On the close of business on each day during
the period from the date of the first Transfer to the Termination Date, Servicer will, out of all Collections received on such day from Pool Receivables and Related Assets:

                                    (i)      set aside and hold in trust for the
         benefit of Transferee (or its assigns) that portion of the Collections attributable to the Asset Interest;

                                    (ii)     out of the portion of such
         Collections allocated to the Asset Interest pursuant to clause (i), segregate, set aside and hold in trust for Transferee an amount equal to the sum of the estimated amount of Earned Discount accrued in respect of each Asset Tranche (based on rate information provided by the Administrator pursuant to Section 2.05), all other amounts due to Transferee or the Administrator hereunder and the Servicer's Fee (in each case, accrued through such day) and not so previously set aside;

                                    (iii)    apply the Collections allocated to
         the Asset Interest pursuant to Section 1.03(a)(i) and not required to be set aside pursuant to Section 1.03(a)(ii) to a transfer to the Administrator, on Transferee's behalf, by Transferor of ownership interests in Pool Receivables and Related Assets (each such purchase being a "Reinvestment"); provided that:

                                                              (A)      if after
                  giving effect to such Reinvestment, (1) the then Asset Interest would exceed 100% or (2) the Aggregate Outstandings would exceed the Transfer Limit, then Servicer shall not reinvest, but shall set aside and hold in trust for the benefit of Transferee, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the amount necessary to reduce the Asset Interest to not more than 100% and the Aggregate Outstandings to an amount equal to or less than the Transfer Limit; and

                                                              (B)      if any of
                  the conditions precedent to Reinvestment set forth in clauses
                  (a), (b) and (d) of Section 5.02, subject to the proviso set forth therein, are not satisfied, then Servicer shall not reinvest any of such remaining Collections, but shall set them aside and hold them in trust for the benefit of Transferee; and

                                    (iv)     pay to Transferor (A) the remaining
         portion of Collections not allocated to the Asset Interest pursuant to
         Section 1.03(a)(i), and (B) the Collections applied to Reinvestment pursuant to Section 1.03(a)(iii).

                  (b) Unreinvested Collections. Servicer shall segregate, set aside and hold in trust for the benefit of Transferee all Collections which, pursuant to Section 1.03(a)(iii), may not be reinvested in the Pool Receivables and Related Assets. If, prior to the date when such Collections are required to be paid to the Administrator for the benefit of Transferee pursuant to Section 1.03(c)(iv), the amount of Collections so set aside exceeds the amount, if any, necessary to reduce the Aggregate Outstandings to an amount equal to or less than the Transfer Limit and the Asset Interest to not more than 100%, and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of
Section 5.02, subject to the proviso set forth therein, are satisfied, then Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

                  (c)      Payment of Amounts Set Aside.

                                    (i)      Servicer shall pay all amounts of
         Collections set aside pursuant to Section 1.03(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding to the Administrator, on Transferee's behalf, on the last day of the then current Yield Period for such Asset Tranche as provided in Section 3.01.

                                    (ii)     Servicer shall pay all amounts of
         Collections set aside pursuant to Section 1.03(a)(ii) in respect of Earned Discount on any Asset Tranche funded by Commercial Paper Notes to the Administrator, on Transferee's behalf, on the last day of the then current CP Tranche Period for such Asset Tranche, as provided in
         Section 3.01.

                                    (iii)    Servicer shall pay all amounts of
         Collections set aside pursuant to Section 1.03(a)(ii) and not applied pursuant to clauses (i) or (ii) above to the Administrator, on Transferee's behalf, on each Settlement Date for each Settlement Period, as provided in Section 3.01.

                                    (iv)     Servicer shall pay all amounts set
         aside pursuant to Section 1.03(b) to the Administrator for the account of Transferee (A) on the last day of the then current Yield Period for any Asset Tranche funded by a Liquidity Funding, as provided in Section 3.01, in an amount not exceeding the Transferee's Tranche Investment of such Asset Tranche, and (B) on the last day of the then current CP Tranche Period for any Asset Tranche funded by Commercial Paper Notes, as provided in Section 3.01, in an amount not exceeding the Transferee's Tranche Investment of such Asset Tranche; provided, however, no payment shall be made under clause (B) above unless the Transferee's Tranche Investments of all Asset Tranches, if any, funded by Liquidity Fundings shall have been reduced to zero.

                  (d) Funds Under Sale Agreement. Upon the written request of the Administrator, on Transferee's behalf, given at any time when (i) based on the most recent Monthly Report, the Asset Interest would exceed 100% or the Aggregate Outstandings would exceed the Transfer Limit, or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, Transferor shall set aside all funds that under the Sale Agreement would be applied to repay principal of the Subordinated Notes owing to the Originators. Transferor may make withdrawals of such funds only for the purposes of (i) at any time, purchasing Receivables from the Originators in accordance with the Sale Agreement; (ii) on the Settlement Date for any Settlement Period, making payments to reduce Transferee's Total Investment in accordance with the last sentence of Section 3.01(c)(ii), and (iii) on the Settlement Date for any Settlement Period, if, on the basis of the most recent Monthly Report, and after giving effect to any payment made to Servicer to reduce Transferee's Total Investment on such date pursuant to the last sentence of Section 3.01(c)(ii), the Aggregate Outstandings does not exceed the Transfer Limit and the Asset Interest does not exceed 100%, and provided that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, repaying principal of the Subordinated Notes in accordance with this Agreement and the Sale Agreement.

                           (e)      Notwithstanding subsections (a) and
(b) above, if a Liquidation Event has not occurred and is continuing, the daily calculations, allocations, and segregation specified in such paragraphs shall not be required, provided that, any amounts otherwise required to be segregated pursuant to such paragraphs shall be, notwithstanding this subsection (e), held in trust by the Servicer for the benefit of the Transferee (or its assigns).

                  SECTION 1.04      Asset Interest

                           (a)      Components of Asset Interest. On any date
the Asset Interest will represent Transferee's undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.

                           (b)      Computation of Asset Interest. On any date,
the Asset Interest will be equal to a percentage, expressed as the following fraction:

                                    PTI+RR
                                    ------
                                      NPB
where:
PTI      =        the then Transferee's Total Investment;
RR       =        the then Required Reserve; and
NPB      =        the then Net Pool Balance;

provided, however, that the Asset Interest during the Liquidation Period shall be deemed to equal 100%.

                           (c)      Frequency of Computation. The Asset Interest
shall be computed (i) as provided in Section 3.01(c), as of the Cut-Off Date for each Settlement Period, and (ii) on each Settlement Date, after giving effect to the payments made pursuant to Section 3.01. In addition, the Administrator may require Servicer to provide a Monthly Report, based on the information then available to Servicer, for purposes of computing the Asset Interest or the Transfer Limit as of any other date, and Servicer agrees to do so within five
(5) (or three (3), if a Liquidation Event has occurred and is continuing) Business Days of its receipt of the Administrator's request, provided that Servicer shall not be required to provide such Monthly Report more frequently than monthly (or weekly, if the Borrowing Availability is less than $30,000,000 or a Liquidation Event has occurred and is continuing).

                  SECTION 1.05 Adjustments of Transfer Limit. Transferor may, upon at least thirty (30) Business Days' prior written notice to the Administrator, terminate in whole or reduce in part, the unused portion of the Transfer Limit; provided that each partial reduction of the Transfer Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

                  SECTION 1.06 Extension of Scheduled Maturity Date. Not less than 90 days prior to the then existing Scheduled Maturity Date, the Administrator will, in consultation with Transferor, undertake a review of Transferor to determine whether the Scheduled Maturity Date may be extended, during which review Transferor may request such extension. Notwithstanding, the immediately preceding sentence, neither Transferee nor any Liquidity Bank shall have a commitment or obligation to extend the Scheduled Maturity Date. If Transferee and the Liquidity Banks agree, after consultation with the Administrator and in their sole discretion, to extend the Scheduled Maturity Date, they shall so advise the Administrator and the Administrator shall notify Transferor in writing by not later than the date that is 60 days prior to the then existing Scheduled Maturity Date. In the event the Administrator, on behalf of Transferee and the Liquidity Banks, shall fail to advise Transferor on or prior to the date that is 60 days prior to the then existing Scheduled Maturity Date, Transferee's request to extend the Scheduled Maturity Date shall be deemed to have been declined. Upon execution by Transferor, the Administrator, Transferee and the Liquidity Banks of an agreement in writing setting forth the parties agreement to extend the Scheduled Maturity Date, the "Scheduled Maturity Date" shall thereupon become the date as specified in such agreement. As of no date during the term of this Agreement shall the period from such date to the Scheduled Maturity Date then in effect exceed a period of 364 days.

                                   ARTICLE II
                               COMPUTATIONAL RULES

                  SECTION 2.01 Selection of Asset Tranches. The Administrator shall, at the reasonable direction of Transferor, and from time to time for purposes of computing Earned Discount, divide the Asset Interest into Asset Tranches, and the applicable Earned Discount Rate may be different for each Asset Tranche. Transferee's Total Investment shall be allocated to each Asset Tranche by the Administrator, on Transferee's behalf and pursuant to the reasonable direction of Transferor (unless a Liquidation Event has occurred and is continuing), to reflect the funding sources for the Asset Interest, so that:

                           (a)      there will be an Asset Tranche equal to the
excess of Transferee's Total Investment over the aggregate amount allocated at such time pursuant to clause (b) below, which Asset Tranche shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

                           (b)      there will be one or more Asset Tranches,
selected by the Administrator, on Transferee's behalf and at the reasonable direction of Transferor (unless a Liquidation Event has occurred and is continuing), reflecting the portion of the Asset Interest funded by outstanding Liquidity Fundings.

                  SECTION 2.02 Computation of Transferee's Total Investment and Transferee's Tranche Investment. In making any determination of Transferee's Total Investment and any Transferee's Tranche Investment, the following rules shall apply:

                           (a)      Transferee's Total Investment shall not be
considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Administrator, on Transferee's behalf;

                           (b)      Transferee's Total Investment shall not be
considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

                           (c)      if there is any reduction in Transferee's
Total Investment, there shall be a corresponding reduction in a Transferee's Tranche Investment with respect to one or more Asset Tranches selected by the Administrator, on Transferee's behalf, in its reasonable discretion.

                  SECTION 2.03 Computation of Concentration Limits and Unpaid Balance. The Obligor Concentration Limits, Special Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

                  SECTION 2.04      Liquidity Fundings; Computation of Earned
Discount.

                           (a)      It is the intent of Transferee to fund the
Asset Interest by the issuance of Commercial Paper Notes. If Transferee is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable to repay such Commercial Paper Notes upon the maturity thereof, Transferee will draw on Liquidity Fundings to fund the Asset Interest to the extent available.

                           (b)      In making any determination of Earned
Discount, the following rules shall apply:

                                            (i)      the Administrator, on
         Transferee's behalf, shall determine the Earned Discount accruing with respect to each Asset Tranche, and each CP Tranche Period therefor (or, in the case of an Asset Tranche funded by Liquidity Fundings, each Yield Period), in accordance with the definition of Earned Discount;

                                            (ii)     no provision of this
         Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

                                            (iii)    Earned Discount for any
         Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

                  SECTION 2.05 Estimates of Earned Discount Rate, Fees, etc. For purposes of determining the amounts required to be set aside by Servicer pursuant to Section 1.03, the Administrator, on Transferee's behalf, shall notify Servicer (and, if WestPoint is not Servicer, Transferor) from time to time of the Transferee's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) the Earned Discount Rate for any Asset Tranche may change from one applicable Yield Period or CP Tranche Period to the next, and the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (ii) certain rate information provided by the Administrator to Servicer shall be based upon the Administrator's good faith estimate, (iii) the amount of Earned Discount actually accrued with respect to an Asset Tranche during any CP Tranche Period (or in the case of an Asset Tranche funded by Liquidity Fundings, any Yield Period) may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of fees or other amounts payable which have accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator, for the benefit of Transferee, with respect to such accrued amount, as and to the extent provided in Section 3.01.


                                   ARTICLE III
                                   SETTLEMENTS

                  SECTION 3.01 Settlement Procedures. The parties hereto will take the following actions with respect to each Settlement Period:

                           (a)      Monthly Report.  Servicer shall deliver to
the Administrator, on Transferee's behalf, on the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day thereafter) (each a "Reporting Date")), a Monthly Report; provided, however, that at any time during which the Borrowing Availability is less than $30,000,000 or a Liquidation Event has occurred and is continuing, Servicer shall deliver a Monthly Report at any time and from time to time upon the Administrator's request (but in no event more frequently than weekly) and, upon the Administrator's request, each such Monthly Report shall be accompanied by an electronic file in a form satisfactory to the Administrator.

                           (b)      Earned Discount; Other Amounts Due.  On or
before 12:00 noon, Atlanta, Georgia time on the Business Day before the last day of each CP Tranche Period or Yield Period, as the case may be, the Administrator shall notify Servicer of the amount of Earned Discount accrued with respect to any Asset Tranche corresponding to such CP Tranche Period or Yield Period, as the case may be. Servicer shall pay to the Administrator, for the benefit of Transferee, the amount of such Earned Discount on the last day of such CP Tranche Period or Yield Period. On or before 12:00 noon, Atlanta, Georgia time, on the Business Day before each

Reporting Date, the Administrator, on Transferee's behalf, shall notify Servicer of all fees and other amounts accrued and payable by Transferor under this Agreement during the prior calendar month, (other than amounts described in Section 3.01(c) below). Servicer shall pay to the Administrator, for the benefit of Transferee, the amount of fees and other amounts (to the extent of Collections attributable to the Asset Interest during such Settlement Period) on the Settlement Date for such month. Such payments shall be made (A) out of amounts set aside pursuant to Section 1.03 for such payment, (B) in the case of amounts other than Earned Discount, to the extent that amounts were not set aside pursuant to Section 1.03 for such payment, out of funds paid by Servicer to Transferor (which amounts Transferor hereby agrees to pay to Servicer), and
(C) in the case of Earned Discount, to the extent that funds were not set aside pursuant to Section 1.03 for such payment (because the actual Earned Discount for such month was greater than the estimated Earned Discount used in calculating the Asset Interest during such month), out of funds paid by Servicer to Transferor (which amounts Transferor hereby agrees to pay to Servicer), up to the aggregate amount of Collections applied to Reinvestment under Section 1.03(a) or (b) during such month.

                           (c)      Asset Interest Computations.

                                            (i)      On the Reporting Date for
         each Settlement Period, Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the immediately preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over 100%, and (D) the excess (if any) of the Aggregate Outstandings over the Transfer Limit. Such calculation shall be based upon the assumptions that
         (x) the information in the Monthly Report is correct, and (y) Collections set aside pursuant to Section 1.03(b) will be paid to the Administrator, for the benefit of Transferee, on the Settlement Date for such Settlement Period.

                                            (ii)     If, according to the
         computations made pursuant to clause (i) above, the Asset Interest exceeds 100% or the Aggregate Outstandings exceeds the Transfer Limit, then on the Settlement Date for such Settlement Period, Servicer shall pay to the Administrator, for the benefit of Transferee, (to the extent of Collections during the related Settlement Period attributable to all Asset Tranches and not previously paid to the Administrator) the amount necessary to reduce the Aggregate Outstandings to the Transfer

         Limit or less and the Asset Interest to not more than 100%, subject, however, to the proviso to Section 1.03(c)(iv). Such payment shall be made out of amounts set aside pursuant to Section 1.03 for such purpose and, to the extent such amounts were not so set aside, the Transferor hereby agrees to pay such amounts to the Servicer to the extent of Collections applied to Reinvestment under Section 1.03 during the relevant Settlement Period.

                                    (iii)    In addition to the payments
         described in clause (ii) above, during the Liquidation Period, Servicer shall pay to the Administrator, for the benefit of Transferee, all amounts set aside pursuant to Section 1.03 (A) on the last day of the current Yield Period for any Asset Tranche funded by a Liquidity Funding, in an amount not exceeding the Transferee's Tranche Investment of such Asset Tranche, and (B) after reduction to zero of the Transferee's Tranche Investments of the Asset Tranches, if any, funded by Liquidity Fundings, on the last day of each CP Tranche Period, in an amount not exceeding the Transferee's Tranche Investment of the Asset Tranches funded by Commercial Paper Notes.

                  (d) Order of Application. (i) On each Settlement Date the Administrator, on Transferee's behalf, shall apply the funds received by the Administrator pursuant to Section 1.03 and this Section 3.01 to the items specified in the subclauses below, in the order of priority of such subclauses:

                                    (i)      to accrued Earned Discount, plus
         any previously accrued Earned Discount not paid;

                                    (ii)     to the accrued and unpaid
         Servicer's Fee (if Servicer is not Transferor or its Affiliate);

                                    (iii)    to the Program Fee and the Unused
         Fee accrued during such Settlement Period, plus any previously accrued Program Fee and the Unused Fee not paid;

                                    (iv)     to other accrued and unpaid amounts
         owing to Transferee or the Administrator hereunder (except Earned Discount on any Asset Tranche funded by a Liquidity Funding which has accrued but is not yet overdue under Section 1.03(c));

                                    (v)      to the purchase price of each
         Reinvestment made in accordance with Section 1.03(a)(iii);

                                    (vi)     to the reduction of Transferee's
         Total Investment, to the extent such reduction is required under
         Section 3.01(c); and

                                    (vii)    to the accrued and unpaid
         Servicer's Fee (if Servicer is Transferor or its Affiliate).

                  (ii) On and after the Termination Date, the Administrator shall apply all amounts received by it pursuant to Section 1.03 and this Section
3.01 to the reduction of the Transferee's Total Investment and any other amounts owed hereunder to Transferee or its assigns and the Administrator.

                           (e)      Non-Distribution of Servicer's Fee. The
Administrator hereby consents (which consent may be revoked at any time after the occurrence and during the continuance of a Liquidation Event), to the retention by the Servicer of the amounts (if any) set aside pursuant to Section
1.03 in respect of the Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee pursuant to Section 3.01(d).

                           (f)      Delayed Payment. If on any day described in
this Section 3.01 (or in Section 1.03(c) in respect of accrued Earned Discount on Asset Tranches funded by Liquidity Fundings or by the issuance of Commercial Paper Notes), because Collections during the relevant CP Tranche Period or Yield Period were less than the aggregate amounts payable, Servicer shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

                 SECTION 3.02 Deemed Collections; Reduction of Transferee's Total Investment, Etc.

                           (a)   Deemed Collections.  If on any day

                                        (i)    the Unpaid Balance of any Pool
         Receivable is:

                                                     (A)      reduced as a
                  result of any defective, rejected or returned merchandise or services, any cash discount, incorrect billings, price rollbacks, freight charge discrepancies or any other adjustment by any Transaction Party, any Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                                                     (B)      reduced or
                  canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                                                     (C)      reduced on
                  account of the obligation of any Transaction Party, any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                                                     (D)      less than the
                  amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable or Collections being applied to such Unpaid Balance), or

                                        (ii)   any of the representations or
         warranties of Transferor set forth in Section 6.01(k) or 6.01(o) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of Transferor set forth in Section 6.01(k) or 6.01(o) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by any Originator pursuant to the Sale Agreement, then, on such day, Transferor shall be deemed to have received a Collection of such Pool Receivable:

                           (x)      in the case of clause (i) above, in the
amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                           (y)      in the case of clause (ii) above, in the
amount of the Unpaid Balance of such Pool Receivable.

Collections deemed received by Transferor under this Section 3.02(a) are herein referred to as "Deemed Collections".

                           (b)      Transferor's Optional Reduction of
Transferee's Total Investment. Subject to subsection (iii) below, Transferor may at any time elect to reduce the Transferee's Total Investment as follows:

                                        (i)    Partial Reductions.  If
         Transferor elects to reduce the Transferee's Total Investment in part, but not to zero:

                                                     (A)      Transferor shall
                  give the Administrator, on Transferee's behalf, at least five
                  (5) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                                                     (B)      the amount of any
                  such reduction shall be in an amount of $1,000,000 or an integral multiple thereof,

                                                     (C)      on the proposed
                  date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.03 until the amount thereof not so reinvested shall equal the desired amount of reduction,

                                                     (D)      Servicer shall
                  hold such Collections in trust for Transferee, pending payment to the Administrator, as provided in
                  Section 1.03, and

                                                     (E)      after giving
                  effect to such reduction, Transferee's Total Investment will be at least equal to $25,000,000.

                                        (ii)   Reduction to Zero.  If Transferor
         shall elect to reduce the Transferee's Total Investment to zero:

                                                     (A)      Transferor shall
                  give the Administrator at least 30 days prior written notice of such reduction, specifying the proposed date on which such reduction will occur, and

                                                     (B)      Transferee (and
                  any Liquidity Bank to the extent any part of the Asset Interest has been assigned to such Liquidity Bank) shall reassign and reconvey to Transferor the Asset Interest and Transferor shall pay to Transferee (or such Liquidity Bank, as applicable) in consideration thereof, a transfer price equal to the sum of (i) the then outstanding Transferee's Total Investment, (ii) all accrued and unpaid Earned Discount, all amounts owed under the Fee Letter, and all other amounts owed hereunder (whether or not due or accrued), in each case, through the date of such reassignment and reconveyance and payable in immediately available funds. Such reassignment and reconveyance shall be without representation, warranty or recourse of any kind, by, on the part of, or against the Administrator, Transferee or any assignee of Transferee. Upon payment of the transfer price in accordance with this Section 3.02(b)(ii), the interest of the Administrator, Transferee and, to the extent applicable, each Liquidity Bank in the Pool Receivables and Related Assets shall be deemed reassigned and reconveyed to Transferor and, the Administrator shall execute all agreements and other documents reasonably requested by Transferor in order to evidence such reassignment and reconveyance. Notwithstanding the foregoing, Transferor shall remain liable for all obligations hereunder which survive termination of this Agreement.

                                        (iii)  Conditions to Reduction.  Any
         reduction of the Transferee's Total Investment pursuant to this Section 3.02(b) shall be subject to the following conditions precedent:

                                                     (A)      Transferor shall
                  use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

                                                     (B)      Transferor shall
                  pay all amounts required to be paid by Transferor pursuant to
                  Section 4.03 in connection with such reduction.

                  SECTION 3.03  Payments and Computations, Etc.

                           (a)   Payments.  All amounts to be paid or deposited
by Transferor or Servicer to the Administrator or any other Person hereunder (other than amounts payable under Section 4.02) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Transferee in care of Wachovia Bank, N.A., ABA #053100494, Account #8735-098787, for credit: Blue Ridge Asset Funding Corporation,
Reference: WestPoint Stevens Inc., Attention: Deborah Williams (404) 332-4363, or to such other account at the bank named therein or at such other bank as the Administrator on behalf of Transferee may designate by written notice to the Person making such payment.

                           (b)   Late Payments.  Transferor or Servicer, as
applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due, interest on all amounts not paid or deposited when due hereunder equal to the Default Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

                           (c)   Method of Computation.  All computations of
interest, Earned Discount, any fees payable under Section 4.01 and any other fees payable by Transferor to Transferee or the Administrator hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

                  SECTION 3.04 Treatment of Collections and Deemed Collections. Transferor shall forthwith deliver to Servicer all Deemed Collections, and Servicer shall hold or distribute such Deemed Collections as Earned Discount, accrued Servicer's Fee, repayment of Transferee's Total Investment, and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to Servicer. If Collections are then being paid to the Administrator, on Transferee's behalf, or its designee, or lock-boxes or accounts directly or indirectly owned or controlled by the Administrator, Servicer shall forthwith cause such Deemed Collections to be paid to the Administrator, on Transferee's behalf, or its designee or to such lock-boxes or accounts, as applicable, or as the Administrator shall request. So long as Transferor shall hold any Collections (including Deemed Collections) required to be paid to Servicer or the Administrator, it shall segregate such Collections and hold such Collections in trust and shall clearly mark its records to reflect such trust.

                                   ARTICLE IV
                            FEES AND YIELD PROTECTION

                  SECTION 4.01 Fees. Transferor shall pay to Transferee certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated on or about the date hereof (as amended from time to time, the "Fee Letter") between Transferor and the Administrator.

                  SECTION 4.02 Yield Protection.

                           (a)   If any Regulatory Change occurring after the
date hereof

                                                     (A)      shall subject an
                  Affected Party to any tax, duty or other charge with respect to the Asset Interest owned by or funded by it, or any obligations or right to make Transfers or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Transferee's Total Investments or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Transfers or Reinvestments or to provide funding therefor (except for (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party, in each case, imposed by any jurisdiction in which the overall net income of such Affected Party is subject to taxation on the date hereof or the date on which such Affected Party becomes a party hereto or acquires an interest hereunder, as applicable or,
                  (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes); or

                                                     (B)      shall impose,
                  modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit, insurance assessment or similar requirement against any Affected Party in respect of the assets which are of the type constituting the Asset Interest, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

                                                     (C)      shall change the
                  amount of capital maintained or required or requested or directed to be maintained by any Affected Party in respect of its assets which are of the type constituting the Asset Interest; or

                                                     (D)      shall impose any
                  other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Transfers or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be

                                 (x)  to increase the cost to, or to impose a
         cost on, (1) an Affected Party funding or making or maintaining any Transfers or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (2) the Administrator for continuing its or Transferor's relationship with Transferee, in each case, in an amount deemed to be material by such Affected Party,

                                 (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

                                 (z) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty (30) days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in such reasonable detail as shall reasonably be requested by Transferor, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), Transferor shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

                           (b)   Each Affected Party will promptly notify
Transferor and the Administrator of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.02. No failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation; provided that Transferor shall not be required to compensate any Affected Party pursuant to this Section 4.02 for any increased costs or reductions incurred more than 60 days prior to the date that such Affected Party notifies Transferor of the Regulatory Change giving rise to such increased costs or reductions and of such Affected Party's intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.

                           (c)   In determining any amount provided for or
referred to in this Section 4.02, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.02 shall submit to Transferor the above-referenced certificate as to such additional or increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Transferor.

                           (d)   If any Affected Party requests compensation
under this Section 4.02, then such Affected Party, to the extent applicable, shall use reasonable efforts to designate a different lending office for funding its portion of the Asset Interest if, in the judgement of such Affected Party, such designation (i) would eliminate or reduce amounts payable pursuant to this
Section 4.02 in the future and

(ii) would not subject such Affected Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Affected Party. Transferor hereby agrees to pay all reasonable costs and expenses incurred by any Affected Party in connection with any such designation.

                  SECTION 4.03 Funding Losses. (a) In the event that Transferee or any Liquidity Bank shall actually incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Transferee or such Liquidity Bank to make any Transfer or Liquidity Funding (as applicable) or maintain any Transfer or Liquidity Funding (as applicable)) (such loss or expense, "Broken Funding Costs") as a result of (i) any settlement with respect to Transferee's Tranche Investment of any Asset Tranche being made on any day other than the scheduled last day of an applicable CP Tranche Period or Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Transferee's Total Investment that is accruing Earned Discount calculated by reference to the Alternate Base Rate), or (ii) any Transfer not being made in accordance with a request therefor under Section 1.02, then, upon written notice from the Administrator to Transferor and Servicer, Transferor shall pay to Servicer, and Servicer shall pay to the Administrator for the account of Transferee or such Liquidity Bank (as applicable), the amount of such Broken Funding Costs. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Transferor and Servicer.

                  (b) In the event Transferor shall be required to pay any Broken Funding Costs pursuant to Section 4.03(a)(i) in connection with any required reduction of the Aggregate Outstandings or the Asset Interest pursuant to the terms hereof, Transferor may, in lieu of paying such Broken Funding Costs, deposit an amount (the "Defeasance Amount") equal to the amount necessary to reduce the Aggregate Outstandings and the Asset Interest to the level otherwise required hereunder to an account in the name of the Administrator, maintained at Wachovia (the "Collateral Account"). The Administrator shall invest the proceeds in the Collateral Account in one or more Permitted Investments as directed by Transferor by written notice to the Administrator, which Permitted Investments shall have a maturity approximating the time period until the end of the applicable CP Tranche Period or Yield Period relating to the Asset Tranche required to be reduced. The sole use of the principal of each Permitted Investment shall be to satisfy in full the Transferee's Total Investment and Earned Discount that will be owing at the conclusion of the applicable CP Tranche Period or Yield Period, and Transferor is entitled only to such interest as may be generated by the Permitted Investments. In addition, (i) the Administrator will purchase each Permitted Investment at the price offered to it in the usual course of its business; (ii) Transferor shall not be entitled to interest for any period of time for which the Administrator is unable to invest a Defeasance Amount in a Permitted Investment; (iii) the Administrator makes no representation with respect to the nominal or real rate of return associated with any Permitted Investment to be purchased hereunder; (iv) Transferor shall bear all risks relating to the real return that each Permitted Investment may generate; (iv) Transferor may not require the Administrator to sell any Permitted Investment prior to its date of maturity; (v) the Administrator shall not make any payments of interest to Transferor prior to the termination of the applicable CP Tranche Period or Yield Period; and (vi) Transferor shall be responsible for the payment of all taxes associated with the interest payable on each Permitted Investment.


                                    ARTICLE V
                             CONDITIONS OF TRANSFERS

                  SECTION 5.01 Conditions Precedent to Initial Transfer. The initial Transfer pursuant to this Agreement is subject to the condition precedent that the Administrator, on Transferee's behalf, shall have received, on or before the date of such initial Transfer, the following each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrator:

                           (a)   Executed counterparts to this Agreement, duly
executed by each of the parties hereto;

                           (b)   The Sale Agreement, duly executed by the
parties thereto and a copy of each document delivered pursuant to Section 4.1 thereof;

                           (c)   A certificate of the Secretary or Assistant
Secretary of each Transaction Party certifying (i) the Articles or Certificate of Incorporation of such Transaction Party, duly certified by the Secretary of State of such Transaction Party's state of incorporation, as of a recent date acceptable to Administrator, on Transferee's behalf, (ii) a copy of the by-laws of such Transaction Party, (iii) the names and true signatures of the officers of such Transaction Party authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and Transferee may conclusively rely until such time as the Administrator, on Transferee's behalf, shall receive from such Transaction Party a revised certificate meeting the requirements of this subsection (c)(iii)) and (iv) a copy of the resolutions of the Board of Directors of such

Transaction Party approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby;

                           (d)   Copies of good standing certificates for each
Transaction Party, issued as of a recent date acceptable to the Administrator, on Transferee's behalf, by the Secretaries of State of the state of incorporation of such Transaction Party and the state where such Transaction Party's principal place of business is located;

                           (e)   (i) Proper financing statements (Form UCC-1),
in such form as the Administrator, on Transferee's behalf, may reasonably request, naming each Originator as the debtor and seller of the Pool Receivables originated by it and Related Assets, Transferor as the secured party and purchaser thereof and Transferee as assignee, duly executed by each party and
(ii) proper financing statements (Form UCC-1), in such form as the Administrator, on Transferee's behalf, may reasonably request, naming Transferor as the debtor and transferor of an undivided percentage interest in the Pool Receivables and Related Assets and the Administrator, on behalf of Transferee, as the secured party and transferee thereof, duly executed by each party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, on Transferee's behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by the Originators to Transferor of, and Transferee's undivided percentage interest in, the Pool Receivables and Related Assets;

                           (f)   Search reports from a Person satisfactory to
the Administrator (i) listing all effective financing statements that name any Transaction Party and any Originator as debtor and that are filed in the jurisdictions in which filings were made pursuant to Section 5.01(e) and in such other jurisdictions that the Administrator shall reasonably request, together with copies of such financing statements (none of which, except for any of the financing statements described in Section 5.01(e) shall cover any Pool Receivables or Related Assets), and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no evidence of such liens;

                           (g)   A copy of the Subordinated Note, duly executed
by Transferor;

                           (h)   Favorable opinions of Weil, Gotshal & Manges
LLP, counsel to the Transaction Parties and the Originators, in substantially the form of Exhibit 5.01(h);

                           (i)   A favorable opinion of Weil, Gotshal & Manges
LLP, counsel to the Transaction Parties and the Originators, as to:

                                        (i)    the existence of a "true sale" of
         the Pool Receivables from the Originators to Transferor under the Sale Agreement; and

                                        (ii)   the inapplicability of the
         doctrine of substantive consolidation to Transferor and WestPoint in connection with any bankruptcy proceeding involving any Transaction Party;

                           (j)   Favorable opinions of Sutherland, Asbill and
Brennan LLP, as to Georgia UCC perfection and priority matters;

                           (k)   A pro forma Monthly Report, prepared as of
November 30, 1998;

                           (l)   A report in form and substance satisfactory to
the Administrator, on Transferee's behalf, from the Initial Due Diligence Contractor as to a pre-closing due diligence completed by the Initial Due Diligence Contractor;

                           (m)   The Liquidity Agreement, in form and substance
satisfactory to the Administrator, on Transferee's behalf, duly executed by Transferee, the Liquidity Agent and each Liquidity Bank;

                           (n)   with respect to WestPoint, a consolidated
balance sheet, income statement and statement of shareholders' equity as at December 31, 1997, together with a certification of the vice president, controller, chief financial officer, treasurer or assistant treasurer of WestPoint in the form attached hereto as Exhibit B;

                           (o)   An executed copy of a Lock Box/Collection
Account Agreement with respect to each Lock-Box Account and the Concentration Account;

                           (p)   An executed copy of the Reconveyance Agreement,
in form and substance satisfactory to the Administrator, on Transferee's behalf, duly executed by the parties thereto;

                           (q)   A notice relating to the initial Transfer
hereunder, substantially in the form of Exhibit 1.02(a);

                           (r)   Executed copies of any third-party consents or
releases (including, without limitation, any UCC-3 termination statements) necessary or in the Administrator's discretion advisable in connection with any Transaction Party's or any Originator's execution, delivery and performance of any Transaction Document to which it is a party; and

                           (s)   Such other agreements, instruments,
certificates, opinions and other documents as the Administrator may reasonably request.

                  SECTION 5.2 Conditions Precedent to All Transfers and Reinvestments. Each Transfer (including the initial Transfer) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Transfer or Reinvestment the following statements shall be true (and Transferor, by accepting the proceeds of such Transfer or by receiving the proceeds of such Reinvestment, and each other Transaction Party, upon such acceptance or receipt by Transferor, shall be deemed to have certified that):

                           (a)   the representations and warranties contained in
Section 6.01 are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

                           (b)   no event has occurred and is continuing, or
would result from such Transfer or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

                           (c) after giving effect to each proposed Transfer or
Reinvestment, the Aggregate Outstandings will not exceed the Transfer Limit and the Asset Interest will not exceed 100%;

                           (d)   the Termination Date shall not have occurred,

                           (e)   in the case of a Transfer, the Administrator
shall have timely received an appropriate notice of the proposed Transfer in accordance with Section 1.02(a), and

                           (f)   the Administrator shall have received such
other documents as it may have reasonably requested in accordance with Section 7.02(k);

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment or any Transfer on any day which does not cause the Transferee's Total Investment, after giving effect to such Reinvestment or Transfer, to exceed the Transferee's
Total Investment as of the opening of business on such day.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.01 Representations and Warranties of Transaction Parties. Each Transaction Party represents and warrants as to itself, as of the date hereof and as of each day throughout the term of this Agreement, as follows:

                           (a)   Organization and Good Standing; Ownership.
Each Transaction Party has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. Transferor had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables and Related Assets.

                           (b)   Due Qualification.  Each Transaction Party is
duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals could not reasonably be expected to have a Material Adverse Effect.

                           (c)   Power and Authority; Due Authorization.  Each
Transaction Party (i) has all necessary corporate power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, (B) in the case of Servicer, to service the Receivables and the Related Assets in accordance with the Credit and Collection Policy, this Agreement and the Sale Agreement, and (C) in the case of Transferor, to transfer, assign and convey the Asset Interest on the terms and conditions herein provided, (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and, in the case of Transferor, the sales and assignments described in clause (i)(C) above and (iii) has duly executed and delivered this Agreement and each other Transaction Document to which such Transaction Party is a party.

                           (d)   Valid Sale; Binding Obligations. (i) This
Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest (or a valid grant of a security interest in the Receivables and Related Assets) to the Administrator on Transferee's behalf, enforceable against creditors of, and purchasers from, Transferor, and (ii) this Agreement and each other Transaction Document signed by such Transaction Party constitutes, a legal, valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                           (e)   No Violation.  The consummation of the
transactions contemplated by this Agreement and the other Transaction Documents to which such Transaction Party is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles or certificate of incorporation or by-laws of such Transaction Party, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which such Transaction Party is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of such Transaction Party's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to such Transaction Party of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Transaction Party or any of its properties.

                           (f)   No Proceedings.  There are no proceedings or
investigations pending, or, to such Transaction Party's knowledge, threatened, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document to which such Transaction Party is a party, (ii) seeking to prevent the sale and assignment of the Receivables and the related rights and other property with respect thereto under the Sale Agreement or the Reconveyance Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document to which such Transaction Party is a party or (iii) that could reasonably be expected to have a Material Adverse Effect of the type described in clauses (ii), (iii), and (iv) of the definition of "Material Adverse Effect." There are no proceedings or investigations pending as of the date hereof, or, to such Transaction Party's knowledge, threatened as of the date hereof, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality that could reasonably be expected to have a Material Adverse Effect of the type described in clause (i) of the definition of "Material Adverse Effect."

                           (g)   Bulk Sales Act.  No transaction contemplated
hereby requires compliance with any bulk sales act or similar law.

                           (h)   Government Approvals.  No authorization or
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Transaction Party of this Agreement and each other Transaction Document to which it is a party, except, in the case of Transferor, for (i) the filing of the UCC financing statements referred to in Article V, and
(ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in Section 8.05, all of which, at the time required in Article V or Section 8.05, as applicable, shall have been duly made (except in the case of any such UCC statement referred to in Article V, in which case such UCC statement shall have been duly made within a reasonable time after the date hereof) and shall be in full force and effect.

                           (i)   Financial Condition.  The consolidated balance
sheets of WestPoint and its consolidated Subsidiaries as at December 31, 1997, and the related statements of income and shareholders' equity of WestPoint and its consolidated Subsidiaries for the fiscal year then ended, certified by Ernst & Young, LLP, independent certified public accountants, copies of which have been furnished to the Administrator, fairly present in all material respects the consolidated financial condition of WestPoint and its consolidated Subsidiaries as at such date and the consolidated results of the operations of WestPoint and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. As of the date hereof, there has been no material adverse change in the financial condition, business or operations of WestPoint and its consolidated Subsidiaries since the date of such financial statements. On the date hereof, Transferor is, and on the date of each Transfer and Reinvestment (both before and after giving effet to such Transfer or Reinvestment), Transferor shall be solvent.

                           (j) Use of Proceeds. No funds obtained by such
Transaction Party under this Agreement or any other Transaction Document will be used (i) for a purpose that violates or will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Securities and Exchange Act of 1934, as amended.

                           (k) Quality of Title.

                                        (i)    Each Pool Receivable, together
         with the Related Assets, is owned by Transferor free and clear of any Lien (other than any Lien arising solely as the result of any action taken by Transferee (or any assignee thereof) or by the Administrator). When the Administrator, on behalf of Transferee, makes a Transfer or Reinvestment, it shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable and each Related Asset with respect thereto, free and clear of any Lien (other than any Lien arising as the result of any action taken by Transferee (or any assignee thereof) or by the Administrator).

                                        (ii)   No currently effective financing
         statement or other instrument similar in effect covering any Pool Receivable, any interest therein or the Related Assets with respect thereto is on file in any recording office except such as may be filed
         (1) in favor of the Originators in accordance with any Contract, (2) in favor of Transferor in connection with the Sale Agreement or (3) in favor of Transferee or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by Transferee (or any assignee thereof) or by the Administrator.

                           (l)   Accuracy of Information.  No information
heretofore or contemporaneously furnished in writing (if prepared by such Transaction Party, or to the extent information therein was supplied by such Transaction Party) by or on behalf of such Transaction Party to the Administrator or the Transferee for purposes of, pursuant to, or in connection with, this Agreement and any other Transaction Document or any transaction contemplated hereby or thereby was, and no other such written information furnished by such Transaction Party to the Administrator or Transferee will be, inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Administrator or Transferee at such time) as of the date as of which such information is dated or certified, or contained or will contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information not materially misleading, in light of the circumstances under which such information was furnished.

                           (m)   Offices. The principal places of business and
chief executive offices of Servicer and Transferor are located at the respective addresses set forth on Schedule 14.02, and the offices where Servicer and Transferor keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in
Schedule 6.01(m) (or at such other locations, notified to the Administrator, on Transferee's behalf, in accordance with Section 7.01(f), in jurisdictions where all action required by Section 8.05 has been taken and completed).

                           (n)   Lock-Box Accounts and Concentration Account.
The names and addresses of all the Lock-Box Banks and the Concentration Bank, together with the account numbers of the Lock-Box Accounts and the Concentration Account at such Lock-Box Banks or Concentration Bank (as applicable), are specified in Schedule 6.01(n) (or have been notified to and approved by the Administrator, on Transferee's behalf, in accordance with Section 7.03(d)). Transferor or the Servicer has instructed (or has caused the Originators to instruct) all Obligors to pay all Collections directly to a segregated lock-box identified on Schedule 6.01(n). All proceeds remitted to any such lock-box will be deposited directly by the applicable Lock-Box Bank into a Lock-Box Account and all such funds deposited to the Lock-Box Accounts will be transferred daily to the Concentration Account. Each lock-box identified on Schedule 6.01(n) and each Lock-Box Account is subject to a Lock-Box/Collection Account Agreement that is in full force and effect and exclusive dominion and control of each such lock-box and Lock-Box Account has been transferred to Transferor. Transferor has not granted any Person, other than the Administrator as contemplated by this Agreement, any currently effective right of dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion and control of any such lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event. Each Transaction Party has and maintains accounting, administrative and operating procedures that permit identification of the Collections.

                           (o)   Eligible Receivables.  Each Receivable included
in the Net Pool Balance as an Eligible Receivable is an Eligible Receivable on such date.

                           (p)   Year 2000 Compliance.  Each Transaction Party
has conducted a review and assessment of its and its Subsidiaries' computer applications and made inquiry of its key suppliers, vendors and customers with respect to the Year

2000 Problem and, based on that review and inquiry, such Transaction Party believes that the Year 2000 Problem will not result in a Material Adverse Effect.

                           (q)   Compliance with Credit and Collection Policy.
With respect to each Pool Receivable, each of Transferor, Servicer and each Originator has complied in all material respects with the Credit and Collection Policy.

                           (r)   Payments to Originators.  With respect to each
Receivable transferred to Transferor by the Originators pursuant to the Sale Agreement, Transferor has given reasonably equivalent value to each Originator in consideration for the Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt. No transfer by any Originator of any Receivable is or may be voided under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et. seq.), as amended.

                           (s)   Net Pool Balance.  On each Settlement Date,
after giving effect to the payments made under Section 3.01(c), the Net Pool Balance is at least equal to the sum of (i) the Transferee's Total Investment, plus (ii) the Required Reserve. On each day other than a Settlement Date, if the Net Pool Balance is less than the sum of (i) the Transferee's Total Investment, plus (ii) the Required Reserve, the Borrowing Availability is at least equal to $30,000,000.

                           (t)   Names. In the past five years, Transferor has
not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                           (u)   Ownership of Transferor.  WestPoint owns,
directly or indirectly, 100% of the issued and outstanding capital stock of Transferor, free and clear of any Lien. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Transferor.

                           (v)   Investment Company.  Transferor is not an
"investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

                           (w)   Taxes. Such Transaction Party has filed all
material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

                           (x)   Compliance with Applicable Laws.  Such
Transaction Party is in compliance, in all respects, with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws, if any, applicable to the Pool Receivables and related Contracts), except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE VII
                    GENERAL COVENANTS OF TRANSACTION PARTIES

                  SECTION 7.01 Affirmative Covenants of Transaction Parties. From the date hereof until the Final Payout Date, unless the Administrator shall otherwise consent in writing:

                           (a)   Compliance With Laws, Etc.  Each Transaction
Party will comply with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts and other agreements related thereto, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (b)   Preservation of Corporate Existence.  Each
Transaction Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

                           (c)   Reviews. Each Transaction Party will at any
time and from time to time, at such Transaction Party's expense, upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrator, on Transferee's behalf, reasonably believes in good faith that a Liquidation Event has occurred and is continuing), in which case one (1) Business Days' notice shall be required) during regular business hours, permit the Administrator, on Transferee's behalf, or any of its agents or representatives, (i)(A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Transaction Party relating to Pool Receivables and the Related Assets, including, without limitation, the Contracts and purchase orders and other agreements related thereto, and (B) to visit the offices and properties of such Transaction Party for the purpose of examining such materials described the foregoing clause
(A), and discussing matters relating to Pool Receivables and the Related Assets or such Transaction Party's financial condition, performance hereunder or under any other Transaction Document or performance under any Contract, in each case, with any of the officers or employees of such Transaction Party having knowledge of such matters; (ii) to meet with the independent auditors of such Transaction Party to review with such auditors the books and records of such Transaction Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Transaction Party, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of such Transaction Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing, (x) such reviews shall not be done more than four (4) times in any one calendar year and (y) the Transaction Parties shall only be responsible for the costs and expenses of one such review in any one calendar year.

                           (d)   Keeping of Records and Books of Account.
Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

                           (e)   Performance and Compliance with Receivables and
Contracts. Each Transaction Party will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Pool Receivables and the Related Assets, the breach of which provisions, covenants or promises could reasonably be expected to have a Material Adverse Effect.

                           (f)   Location of Records.  Each Transaction Party
will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to the Pool Receivables at the address(es) of Servicer and Transferor referred to in Section 6.01(m) or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

                           (g)   Credit and Collection Policies.  Each
Transaction Party will comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and all related Contracts.

                           (h)   Sale Agreement.  Transferor will (i) perform
and comply with all of its covenants and agreements set forth in the Sale Agreement, (ii) enforce the rights and remedies accorded to Transferor under the Sale Agreement, and (iii) enforce the performance by the Originators of their respective obligations under the Sale Agreement.

                           (i)   Collections. The Servicer shall instruct (or
shall cause Transferor to instruct) all Obligors to pay all Collections directly to a segregated lock-box identified on Schedule 6.01(n). Transferor shall cause
(i) all proceeds remitted to any such lock-box to be deposited directly by the applicable Lock-Box Bank into a Lock-Box Account, (ii) all proceeds deposited to any Lock-Box Account to be transferred daily to the Concentration Account, and
(iii) each such lock-box and Lock-Box Account to be subject at all times to a Lock-Box/Collection Account Agreement that is in full force and effect. Transferor shall not grant any Person, other than the Administrator as contemplated by Section 8.05 of this Agreement, dominion and control of any such lock-box or Lock-Box Account or the Concentration Account, or the right to take dominion and control of any such lock-box or Lock-Box Account or the Concentration Account at a future time or upon the occurrence of a future event. Transferor shall maintain accounting, administrative and operating procedures that permit identification of the Collections.

                           (j)   Ownership Interest of Transferor.  Transferor
shall take all necessary action to vest legal and equitable title to the Receivables and the Related Assets purchased under the Sale Agreement irrevocably in Transferor, free and clear of any Liens other than Liens in favor of the Administrator on behalf of Transferee and its assigns (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect Transferor's interest in such Receivables and Related Assets and such other action to perfect, protect or more fully evidence the interest of Transferor as the Administrator may reasonably request).

                           (k)   Ownership Interest of Transferee.  Transferor
shall take all necessary action to establish and maintain, in favor of the Administrator on behalf of Transferee, a valid and perfected first priority undivided percentage ownership or security interest in all Pool Receivables and the Related Assets to the full extent contemplated herein, free and clear of any Liens other than Liens in favor of the Administrator on behalf of Transferee and its assigns (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Administrator's and Transferee's interest in such Pool Receivables and Related Assets and such other action to perfect, protect or more fully evidence the interest of the Administrator and Transferee as Transferee or the Administrator may reasonably request).

                           (l)   Payments under Sale Agreement.  With respect to
each Receivable purchased by Transferor from the Originators, such sale shall be effected under, and in strict compliance with the terms of the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originators in respect of the purchase price for such Receivable.

                           (m)   Year 2000 Compliance.  Each Transaction Party
will use its best efforts to meet the milestones contained in its Year 2000 Plan and will use its best efforts to have all hardware and software systems of such Transaction Party and its Subsidiaries Year 2000 Compliant and Ready (including all internal and external testing) on or before June 30, 1999.

                           (n)   Marking of Data Processing Reports.  Transferor
will on or prior to December 24, 1998 (and shall deliver to the Administrator on or before such date a certificate of an authorized officer certifying compliance with this subsection (n)) place on its computer systems and records which store information relating to and which evidence the Pool Receivables, and take all steps reasonably necessary to ensure that there shall remain on such computer systems and records the following legend (or the substantive equivalent thereof): THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO WPS RECEIVABLES CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF DECEMBER 18, 1998, AS AMENDED FROM TIME TO TIME, BETWEEN WESTPOINT STEVENS INC. AND WPS RECEIVABLES CORPORATION; AND AN OWNERSHIP AND SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN AND IN SUCH RECEIVABLES PURCHASE AGREEMENT HAS BEEN GRANTED AND ASSIGNED TO WACHOVIA BANK, N.A., AS ADMINISTRATOR ON BEHALF OF BLUE RIDGE ASSET FUNDING CORPORATION, PURSUANT TO AN ASSET INTEREST TRANSFER AGREEMENT, DATED AS OF DECEMBER 18, 1998, AMONG WPS RECEIVABLES CORPORATION, BLUE RIDGE ASSET FUNDING CORPORATION, AND WACHOVIA BANK, N.A., AS THE ADMINISTRATOR.

                  SECTION 7.02 Reporting Requirements of Transaction Parties. From the date hereof until the Final Payout Date, unless the Administrator, on Transferee's behalf, shall otherwise consent in writing:

                           (a)   Quarterly Financial Statements-WestPoint.
WestPoint will furnish to the Administrator (whether or not WestPoint is then acting as Servicer hereunder), as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of WestPoint, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of WestPoint and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with an officer's certificate in the form attached hereto as Exhibit B executed by the controller, chief financial officer or treasurer of WestPoint.

                           (b)   Annual Financial Statements-WestPoint.
WestPoint will furnish to the Administrator (whether or not WestPoint is then acting as Servicer hereunder) as soon as available and in any event within 95 days after the end of each fiscal year of WestPoint, copies of its consolidated balance sheets and related statements of income and statements of cash flow, showing the financial condition of WestPoint and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Ernst & Young, LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrator and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of WestPoint on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied.

                           (c)   Year 2000 Notices.  Each Transaction Party will
deliver to the Administrator on behalf of Transferee:

                                        (i)    Simultaneously with the delivery
         of each set of annual and quarterly financial statements referred to in subsections (a) and (b) above, a statement of the chief executive officer, chief financial officer, controller, treasurer, assistant treasurer or chief technology officer to the effect that nothing has come to their attention to cause them to believe that such Transaction Party's Year 2000 Plan milestones have not been met in a manner such that such Transaction Party's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready in accordance with its Year 2000 Plan; and

                                        (ii)   Within five (5) Business Days
         after such Transaction Party becomes aware of any deviations from its Year 2000 Plan which would cause compliance with such Year 2000 Plan to be delayed or not achieved, a statement of the chief executive officer, chief financial officer, controller, treasurer, assistant treasurer or chief technology officer setting forth the details thereof and the action which such Transaction Party is taking or proposes to take with respect thereto.

                           (d)   Reports to Holders and Exchanges.  In addition
to the reports required by subsections (a) and (b) above, promptly upon the Administrator's request, WestPoint will furnish to the Administrator, on Transferee's behalf, copies of any reports specified in such request which WestPoint sends to any of its securityholders, and any reports or registration statements that WestPoint files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities.

                           (e)   ERISA. Promptly after the filing or receiving
thereof, each Transaction Party will furnish to the Administrator, on Transferee's behalf, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Transaction Party files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Transaction Party receives from the Pension Benefit Guaranty Corporation.

                           (f)   Liquidation Events, etc. As soon as possible
and in any event within three (3) Business Days after obtaining knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event that is not reasonably likely to be cured, each Transaction Party will furnish to the Administrator, on Transferee's behalf, a written statement of the chief financial officer, controller, treasurer, assistant treasurer or chief accounting officer of such Transaction Party setting forth details of such event and the action that such Transaction Party has taken or will take with respect thereto.

                           (g)   Litigation; Judgements.  As soon as possible
and in any event within ten (10) Business Days of any Transaction Party's knowledge thereof, such Transaction Party will furnish to the Administrator, on Transferee's behalf, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect, (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect, (iii) as to Servicer, the entry of one or more judgements or decrees against Servicer for the payment of money in the aggregate amount of $10,000,000 or more and which is not covered by insurance or as to which the insurance carrier has denied its responsibility and (iv) as to Transferor the entry of any judgement or decree against Transferor for the payment of money.

                           (h)   Review of Pool Receivables.  As soon as
available and in any event by the end of each fiscal year of Transferor commencing with Transferor's fiscal year ending December 31, 1999, Transferor will furnish to the Administrator, on Transferee's behalf, a report, prepared by a Person reasonably acceptable to the Administrator, as of the end of such fiscal year, substantially in the form of the report delivered pursuant to
Section 5.01(l) and covering such other matters as the Administrator may reasonably request in order to protect the interests of the Administrator or Transferee under or as contemplated by this Agreement; provided that Transferor shall not be required to furnish a report pursuant to this Section 7.02(h) for its fiscal year ending December 31, 1999 unless the Scheduled Maturity Date shall have been extended during such year pursuant to Section 1.06.

                           (i)   Change in Business or Credit and Collection
Policy. At least ten (10) Business Days prior to its effective date, each Transaction Party will furnish to the Administrator, on Transferee's behalf, notice of (i) any material change in the character of such Transaction Party's business, and (ii) any material change in the Credit and Collection Policy.

                           (j)   Ratings.  Within one Business Day of obtaining
knowledge thereof, each Transaction Party will furnish to the Administrator, on Transferee's behalf, notice of any downgrading or withdrawal of any rating of WestPoint's senior secured debt by any rating agency.

                           (k)   Other. Promptly, from time to time, each
Transaction Party will furnish to the Administrator, on Transferee's behalf, such other information, documents, records or reports respecting the Pool Receivables or the condition or operations, financial or otherwise, of such Transaction Party as the Administrator may from time to time reasonably request in order to protect the interests of the Administrator or Transferee or any Affected Party under or as contemplated by this Agreement.

                  SECTION 7.03 Negative Covenants of Transaction Parties. From the date hereof until the Final Payout Date, without the prior written consent of the Administrator:

                           (a)   Sales, Liens, Etc.  (i) No Transaction Party
will, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing and (ii) Servicer will not assert any interest in the Pool Receivables, except as Servicer.

                           (b)   Extension or Amendment of Receivables.  No
Transaction Party will, except as otherwise permitted in Section 8.02(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that materially adversely affects the collectibility of any Pool Receivable or the Administrator's and Transferee's rights therein.

                           (c)   Change in Business or Credit and Collection
Policy. No Transaction Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy that would, in either case, impair the collectibility of any significant portion of the Pool Receivables or otherwise materially adversely affect the interests or remedies of the Administrator or Transferee under this Agreement or any other Transaction Document, unless with respect to any material change in accounting policies relating to Receivables, such change is made in accordance with GAAP.

                           (d)   Change in Payment Instructions to Obligors.  No
Transaction Party will add or terminate any bank as a Lock-Box Bank or as the Concentration Bank from those listed in Schedule 6.01(n) or make any change in its instructions to Obligors regarding payments to be made to Transferor or Servicer or payments to be made to any Lock-Box Bank or the Concentration Account (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank or Concentration Bank), unless (i) the Administrator shall have received at least ten (10) days' prior written notice of such addition, termination or change and
(ii) with respect to the addition of a new Lock-Box Account, Lock-Box Bank or Concentration Account, the Administrator shall have received a duly executed Lock-Box/Collection Account Agreement with each new Lock-Box Bank or Concentration Bank.

                           (e)   Deposits to Lock-Box Accounts and Concentration
Account. No Transaction Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or Concentration Account, any cash or cash proceeds other than Collections of Pool Receivables.

                           (f)   Changes to Other Documents.  Transferor will
not enter into any amendment, waiver or modification of, or supplement to, the Sale Agreement, the Transferor's Certificate of Incorporation or the Transferor's Bylaws.

                           (g)   Issuances of Equity; Restricted Payments by
Transferor. Transferor will not (i) issue or otherwise transfer any of the capital stock of Transferor to any Person other than WestPoint, (ii) purchase or redeem any shares of the capital stock of Transferor, (iii) declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, except that Transferor may declare or pay dividends or make distributions to its stockholders if, both before and after giving effect to such payment, the Aggregate Outstandings do not exceed the Transfer Limit, the Asset Interest does not exceed 100% and Transferor's net worth (determined in accordance with GAAP) is not less than $4,800,000 (iv) pay any principal amount of any Subordinated Note, except that Transferor may pay all or a portion of such principal amount on the Settlement Date for any Settlement Period, after making any payment required to be made by Transferor on such Settlement Date in accordance with the last sentence of
Section 3.01(c)(ii) and Section 3.01(c)(iii) if after giving effect to such payment the Aggregate Outstandings do not exceed the Transfer Limit and the Asset Interest does not exceed 100% and Transferor's net worth (determined in accordance with GAAP) is not less than $4,800,000.

                           (h)   Transferor Indebtedness.  Transferor will not
incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services or in connection with any securitization of receivables, except (A) indebtedness of Transferor to the Originators incurred in accordance with the Sale Agreement, (B) indebtedness of Transferor to Transferee and its assigns pursuant to the terms of this Agreement, (C) current accounts payable arising under the Transaction Documents and not overdue and (D) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $4,500.

                           (i)   Negative Pledges.  No Transaction Party will
enter into or assume any agreement (other than this Agreement and the other Transaction

Documents) prohibiting the creation or assumption of any Lien upon any Pool Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

                           (j)   Change of Name. Transferor will not change its
name, any trade name or corporate structure, or commence the use of any new trade name unless it has given the Administrator at least 30 days' prior written notice thereof and has taken all steps necessary to continue the perfection of the Administrator's and Transferee's interest, including the filing of amendments to the UCC financing statements filed pursuant to Section 5.01(e).

                           (k)   Mergers, Consolidations, Dispositions and
Acquisitions.

                                        (i)    WestPoint will not merge into or
         consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) or sell, transfer or otherwise assign (in one transaction or a series of transactions) all or substantially all of WestPoint's assets (or capital stock) to any other Person, except, in each case, as and to the extent permitted under the Credit Agreement.

                                        (ii)   Transferor will not merge into or
         consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person), or sell, transfer or otherwise assign (in one transaction or a series of transactions) all or substantially all of Transferor's assets (or capital stock) to any other Person other than the acquisition of the Pool Receivables and Related Assets pursuant to the Sale Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

                           (l)   Pool Receivables Not to be Evidenced by
Promissory Notes. No Transaction Party will take any action to cause or permit any Pool Receivable to become evidenced by any "instrument" (as defined in the applicable UCC) , except in connection with the collection of any such Pool Receivable which is overdue provided that the original of such instrument is delivered to the Administrator, duly endorsed.

                           (m)   Net Receivables Balance.  Transferor shall not
permit the Net Pool Balance to be less than an amount equal to the sum of (i) the Transferee's Total Investment plus (ii) the Required Reserve at any time when the Borrowing Availability is less than $30,000,000

                  SECTION 7.04 Separate Corporate Existence of Transferor. Each Transaction Party hereby acknowledges that Transferee and the Administrator are entering into the transactions contemplated hereby in reliance upon Transferor's identity as a legal entity separate from WestPoint and its other Affiliates. Therefore, each Transaction Party shall take all steps specifically required by this Agreement or reasonably required by the Administrator to continue Transferor's identity as a separate legal entity and to make it apparent to third Persons that Transferor is an entity with assets and liabilities distinct from those of its WestPoint and Affiliates, and is not a division of WestPoint or any other Person. Without limiting the foregoing, each Transaction Party will take such actions as shall be required in order that:

                                        (i)    Transferor will be a limited
         purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling or transferring and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                                        (ii)   Not less than one member of
         Transferor's Board of Directors (the "Independent Director") shall be an individual who is not at such time, and shall not have been at any time during the preceding three years (and is not an associate, as defined below, of), (x) a director, officer, employee or affiliate of WestPoint or any of its subsidiaries or affiliates, or of any major creditor (as hereinafter defined) thereof, or (y) the direct, indirect or beneficial owner at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director, of common stock of WestPoint, or (z) a relative of any person described in the foregoing clauses (x) or (y). For purposes of this paragraph (ii),
         (A) the term "major creditor" shall mean a financial institution to which WestPoint or any of its subsidiaries or affiliates has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the Independent Director adversely to the interest of Transferor when its interests are adverse to those of WestPoint or any of its subsidiaries or affiliates, (B) the term "affiliate of a person" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (C) the term "associate," when used to indicate a relationship with any person, means (1) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (2) any trust or other estate in which such person serves as trustee or in a similar capacity, and (3) any spouse, parent, sibling, child, niece, nephew or cousin of such person or any spouse of any of the foregoing.

                                        (iii)  The certificate of incorporation
         of Transferor shall provide that (a) at least one member of Transferor's Board of Directors shall be an Independent Director, (b) Transferor shall not, without the affirmative vote of 100% of the members of its Board of Directors, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction whether now or hereinafter in effect, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Transferor or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action, and (c) the provisions described in clauses (a) and (b) of this paragraph (iii), cannot be amended without the prior written consent of the Independent Director;

                                        (iv)   The Independent Director shall
         not at any time serve as a trustee in bankruptcy for Transferor or any Affiliate thereof;

                                        (v)    Any employee, consultant or agent
         of Transferor will be compensated from Transferor's funds for services provided to Transferor. Transferor will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of Transferor;

                                        (vi)   Transferor will contract with
         Servicer to perform for Transferor all operations required on a daily basis to service the Receivables Pool. Transferor will pay Servicer the Servicer's Fee pursuant hereto. Transferor will not incur any material indirect or overhead expenses for items shared with WestPoint (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that Transferor (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that WestPoint shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

                                    (vii)    Transferor's operating expenses
         will not be paid by any other Transaction Party or other Affiliate of Transferor;

                                    (viii)   Transferor will have its own
         stationery;

                                    (ix)     The books of account, financial
         reports and corporate records of Transferor will be maintained separately from those of WestPoint and each other Affiliate of Transferor;

                                    (x)      Any financial statements of any
         Transaction Party or Affiliate thereof which are consolidated to include Transferor will contain detailed notes clearly stating that (A) all of Transferor's assets are owned by Transferor, and (B) Transferor is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of Transferor's assets prior to any value in Transferor becoming available to Transferor's equity holders; and the accounting records and the published financial statements of WestPoint or any of its Affiliates will clearly show (which, solely in the case of published financial statements, may be by footnote) that, for accounting purposes, the Pool Receivables and Related Assets have been sold by the Originators to the Transferor;

                                    (xi)     Transferor's assets will be
         maintained in a manner that facilitates their identification and segregation from those of WestPoint and the other Affiliates;

                                    (xii)    Each Affiliate of Transferor will
         strictly observe corporate formalities in its dealings with Transferor, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of Transferor will not be commingled with those of any of its Affiliates;

                                    (xiii)   No Affiliate of Transferor will
         maintain joint bank accounts with Transferor or other depository accounts with Transferor to which any such Affiliate (other than in its capacity as the Servicer hereunder or under the Sale Agreement) has independent access;

                                    (xiv)    No Affiliate of Transferor shall,
         directly or indirectly, name Transferor or enter into any agreement to name Transferor as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of Transferor;

                                    (xv)     Each Affiliate of Transferor will
         maintain arm's length relationships with Transferor, and each Affiliate of Transferor that renders or otherwise furnishes services or merchandise to Transferor will be compensated by Transferor at market rates for such services or merchandise;

                                    (xvi)    No Affiliate of Transferor will be,
         nor will it hold itself out to be, responsible for the debts of Transferor or the decisions or actions in respect of the daily business and affairs of Transferor. WestPoint and Transferor will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

                                    (xvii)   Transferor will keep correct and
         complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of Transferor will be continuously maintained as official records by Transferor; and

                                    (xviii)  Each of Transferor, on the one
         hand, and each Originator, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing; provided that, subject to Section 8.03(a), Servicer may service the Pool Receivables in its own name.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

                  SECTION 8.01           Designation of Servicer.

                           (a)      WestPoint as Initial Servicer. The
servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this Section 8.01. Until the Administrator, on Transferee's behalf, gives to WestPoint a Successor Notice, WestPoint is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

                           (b)      Successor Notice: Servicer Transfer Events.
Upon the occurrence and during the continuance of a Liquidation Event, the Administrator may, by written notice to WestPoint (a "Successor Notice"), designate a new Servicer (a "Servicer Transfer Event"). Upon WestPoint's receipt of a Successor Notice, WestPoint agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrator (or its designee) shall assume each and all of WestPoint's obligations to service and administer the Pool Receivables, on the terms and subject to the conditions herein set forth, and WestPoint shall use its best efforts to assist the Administrator (or its designee) in assuming such obligations. Without limiting the foregoing, each of WestPoint and Transferor agrees, at its expense, to use its best efforts to provide the new Servicer with access (including, to the extent necessary licenses, sub-licenses and/or assignments of contracts), whether or not at the offices and properties of WestPoint, to all computer software (including its servicing software, NMC, and its claims software, CHICOR), necessary or useful in collecting or billing Receivables, solely for use in collecting and billing Pool Receivables.

                           (c)      Subcontracts. Servicer may, without the
prior consent of the Administrator, subcontract with any other Person for servicing, administering or collecting an immaterial amount of the Pool Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at the Administrator's request, on Transferee's behalf, at anytime after a Successor Notice has been given.

                  SECTION 8.02           Duties of Servicer.

                           (a)      Appointment; Duties in General. Each of
Transferor, Transferee and the Administrator hereby appoints the Servicer, as from time to time designated pursuant to Section 8.01, as its agent to enforce its rights and interests in and under the Pool Receivables, the Related Assets and the related Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                           (b)      Allocation of Collections; Segregation.
Servicer shall segregate and set aside for the account of Transferor and Transferee their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.03. If instructed by the Administrator, on Transferee's behalf, after the occurrence of a Liquidation Event, Servicer shall segregate and deposit into the Concentration Account, Transferee's share of Collections of Pool Receivables, on the second Business Day following receipt by Servicer of such Collections in immediately available funds.

                           (c)      Modification of Receivables. So long as no
Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing,

WestPoint, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as WestPoint may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.02(a).

                           (d)      Documents and Records. Each Transaction
Party shall deliver to Servicer, and Servicer shall hold in trust for Transferor and Transferee in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

                           (e)      Certain Duties to Transferor. Servicer shall
in accordance with Section 1.03, turn over to Transferor (i) that portion of Collections of Pool Receivables representing Transferor's undivided percentage interest therein and (ii) the Collections of any Receivable which is not a Pool Receivable. Servicer, if other than WestPoint or any other Transaction Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to Transferor all documents, instruments and records in its possession that evidence or relate to Receivables of Transferor other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables, whereupon Transferor shall hold such documents, instruments and records in trust for the benefit of itself and Transferee in accordance with their respective interests therein.

                           (f)      Termination. Servicer's authorization under
this Agreement shall terminate upon the Final Payout Date.

                           (g)      Power of Attorney. Transferor hereby grants
to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Transferor all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Transferor or transmitted or received by Transferee (whether or not from Transferor) in connection with any Pool Receivable.

                  SECTION 8.03     Rights of the Administrator.

                           (a)      Notice to Obligors. At any time when a
Liquidation Event or a Servicer Transfer Event has occurred and is continuing, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by Transferee.

                  (b) Notice to Lock-Box Banks and Concentration Bank. The Administrator is hereby authorized, upon the occurrence of a Liquidation Event or a Servicer Transfer Event, to give notice to the Lock-Box Banks as provided in the Lock-Box/Collection Account Agreements, of the transfer to the Administrator of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. Transferor and Servicer hereby transfer to the Administrator, effective when the Administrator shall give such notice, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer.

                  (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than WestPoint pursuant to Section 8.01:

                                    (i)      The Administrator may direct the
         Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee.

                                    (ii)     Any Transaction Party shall, at the
         Administrator's request and at such Transaction Party's expense, give notice of Transferee's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables pursuant to Section 8.03(a) and direct that payments be made directly to the Administrator or its designee.

                                    (iii)    Each Transaction Party shall, at
         the Administrator's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, the Related Assets and the related Contracts, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Servicer at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.

                                    (iv)     Each Transaction Party and
         Transferee hereby authorizes the Administrator, on Transferee's behalf, and grants to the Administrator an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Transaction Party's name and on behalf of such Transaction Party and Transferee which are necessary or desirable, in the determination of the Administrator, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Transaction Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

         SECTION 8.04 Responsibilities of Transaction Parties. Anything herein to the contrary notwithstanding:

                  (a) Contracts. Each Transaction Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve any Transaction Party from such obligations.

                  (b) Limitation of Liability. The Administrator and Transferee shall not have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Transaction Party or any Originator or any Affiliate thereof.

         SECTION 8.05   Further Action Evidencing Transfers and Reinvestments.

                  (a) Further Assurances. Each Transaction Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrator or its designee may reasonably request in order to perfect, protect or more fully evidence the Transfers hereunder and the resulting Asset Interest, or to enable Transferee or the Administrator or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Transaction Party will:

                                    (i)      upon the reasonable request of the
         Administrator, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and



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

                                    (ii)     mark its computer systems and
         records which store information relating to and which evidence such Pool Receivables and related Contracts with a legend, acceptable to the Administrator, evidencing that the Asset Interest has been sold in accordance with this Agreement.

                           (b)      Additional Financing Statements; Performance
by Administrator. Each Transaction Party hereby authorizes the Administrator, on Transferee's behalf, or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Assets now existing or hereafter arising in the name of any Transaction Party. If any Transaction Party fails to promptly execute and deliver within 10 days to the Administrator, on Transferee's behalf, any financing statement or continuation statement or amendment thereto or assignment thereof reasonably requested by the Administrator, on Transferee's behalf, each Transaction Party hereby authorizes the Administrator, on Transferee's behalf, to execute such statement on behalf of such Transaction Party. If any Transaction Party fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrator or its designee incurred in connection therewith shall be payable by the Transaction Parties as provided in Section 14.05.

                           (c)      Continuation Statements; Opinion. Without
limiting the generality of Section 8.05(a), Transferor will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in
Section 5.01(e) or any other financing statement filed pursuant to this Agreement or in connection with any Transfer hereunder, if the Final Payout Date shall not have occurred:

                                    (i)      execute and deliver and file or
         cause to be filed an appropriate continuation statement with respect to such financing statement; and

                                    (ii)     deliver or cause to be delivered to
         the Administrator an opinion of the counsel for Transaction Parties, in form and substance reasonably satisfactory to the Administrator, confirming and updating the opinions delivered pursuant to Section 5.01(h) (to the extent such opinion relates to the validity of the security interest created hereunder) and Section 5.01(j) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.


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

                                   ARTICLE IX
                                SECURITY INTEREST

                  SECTION 9.01 Grant of Security Interest. To secure all obligations of Transferor arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, Transferor hereby assigns and pledges to the Administrator and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrator, for the benefit of the Secured Parties, a security interest in, all of Transferor's right, title and interest now or hereafter existing in, to and under (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by Transferor hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing.

                  SECTION 9.02 Further Assurances. The provisions of Section
8.05 shall apply to the security interest granted under Section 9.01 as well as to the Transfers, Reinvestments and all the Asset Interests hereunder.

                  SECTION 9.03 Remedies. Upon the occurrence of a Liquidation Event, the Administrator shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to the Administrator under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

                                    ARTICLE X
                               LIQUIDATION EVENTS

                  SECTION 10.01 Liquidation Events. The occurrence and continuation of any of the following events shall be "Liquidation Events" hereunder:


                           (a)   (i) Servicer (if any Transaction Party or
Affiliate thereof is Servicer) shall fail to perform or observe any term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) below or in other paragraphs of this Section 10.01) and such failure shall remain unremedied for five (5) Business Days or (ii) Servicer or Transferor shall fail to make any payment or deposit to be made by it hereunder when due in respect of Earned Discount or the Transferee's Total Investment or interest accruing at the Default Rate, or any Transaction Party shall fail to observe, perform or comply with Section 7.02 or
(iii) Servicer or Transferor shall fail to make any payment or deposit to be made by it hereunder other than as described in the foregoing clause, (ii) and such failure shall remain unremedied for three (3) Business Days; or

                           (b)      (i) Any representation or warranty made or
deemed to be made by any Transaction Party (or any of its officers) under this Agreement (other than any representation or warranty set forth in Sections 6.01
(k), (l) and (o)) or any other Transaction Document or other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made; or (ii) any representation or warranty made or deemed to be made by any Transaction Party (or any of its officers) in Sections 6.01 (k), (l) and (o) shall prove to have been false or incorrect in any material respect when made and such inaccuracy remains unremedied for five (5) Business Days; or

                           (c)      Any Transaction Party shall fail to perform
or observe any term, covenant or agreement contained in this Agreement or any of the other Transaction Documents (other than as described in Section 10.01(a)) on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days; or

                           (d)      WestPoint or any other Originator shall (1)
fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $10,000,000, when and as the same shall become due and payable or (2) fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (including any guaranty of such Indebtedness) if the effect of any failure referred to in this clause (2) is to cause such Indebtedness to become due prior to its stated maturity; or

                                    (ii)     Transferor shall (1) fail to pay
any principal or interest, regardless of amount, due in respect of any Indebtedness when and as the same shall become due and payable or (2) fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (including any guaranty of such Indebtedness) if the effect of any failure referred to in this clause (2) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or


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

                           (e)      An Event of Bankruptcy shall have occurred
with respect to Servicer, any Originator or any Transaction Party or any Subsidiary of any of them; or

                           (f)      The Dilution Ratio at any Cut-Off Date
exceeds 5.25%; or

                           (g)      The Default Ratio at any Cut-Off Date
exceeds 1.0%; or

                           (h)      The Delinquency Ratio at any Cut-Off Date
exceeds 1.25%; or

                           (i)      On any Settlement Date, after giving effect
to the payments made under Section 3.01(c), (i) the Asset Interest exceeds 100% or (ii) sum of the Aggregate Outstandings exceeds the Transfer Limit and in each case, such excess remains unremedied for three (3) Business Days; or

                           (j)      The Borrowing Availability shall equal less
than $30,000,000 at any time when the Net Pool Balance is less than the sum of
(i) Transferee's Total Investment, plus (ii) the Required Reserve; or

                           (k)      Any Transaction Party is subject to a Change
in Control other than as permitted under the Credit Agreement; or

                           (l)      The Internal Revenue Service shall file
notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Pool Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Pool Receivables or Related Assets; or

                           (m)      the Servicer, any Originator or Transferor
shall make any material and adverse change in the policies as to origination of Receivables or in the Credit and Collection Policy, except with the prior written consent of the Administrator; or

                           (n)      the Administrator, on behalf of Transferee,
for any reason, does not have a valid, perfected first priority interest in the Pool Receivables and the Related Assets; or

                           (o)      (i) a final judgment or judgments shall be
rendered against WestPoint or any other Originator for the payment of money with respect to which an aggregate amount in excess of $10,000,000 is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of WestPoint or such Originator to enforce any such judgment; or (ii) a final judgment or judgments shall be rendered against Transferor for the payment of money; or

                           (p)      any of the following events or conditions,
if such event or condition could reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrator, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrator, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Section 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                           (q)      an Event of Default shall occur under the
Sale Agreement.

                  SECTION 10.02      Remedies.

                           (a)      Optional Liquidation. Upon the occurrence of
a Liquidation Event (other than a Liquidation Event described in Section 10.01(e)), the Administrator shall, at the request, or may with the consent, of Transferee, by notice to Transferor declare the Termination Date to have occurred and the Liquidation Period to have commenced.

                           (b)      Automatic Liquidation. Upon the occurrence
of a Liquidation Event described in Section 10.01(e), the Termination Date shall occur and the Liquidation Period shall commence automatically.

                           (c)      Additional Remedies. Upon any Termination
Date pursuant to this Section 10.02, no Transfers or Reinvestments thereafter will be made, and the Administrator, the Transferee and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI
                                THE ADMINISTRATOR

                  SECTION 11.01 Authorization and Action. Pursuant to agreements entered into with the Administrator, Transferee has appointed and authorized the Administrator (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto.

                  SECTION 11.02 Administrator's Reliance, Etc. The Administrator and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.01), except for its or their own breach of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrator:
(a) may consult with legal counsel (including counsel for Transferor), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Transferee or any other holder of any interest in Pool Receivables and shall not be responsible to Transferee or any such other holder for any statements, warranties or representations made by any Transaction Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Transaction Party or to inspect the property (including the books and records) of any Transaction Party; (d) shall not be responsible to Transferee or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 11.03 Wachovia and Affiliates. Wachovia and any of its Affiliates may generally engage in any kind of business with any Transaction Party or any obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Transaction Party or any Obligor or any of their respective Affiliates, all as if Wachovia was not the Administrator, and without any duty to account therefor to Transferee or any other holder of an interest in Pool Receivables, but in any event subject to
Section 14.07.


                                   ARTICLE XII
                       ASSIGNMENT OF PURCHASER'S INTEREST

                  SECTION 12.01 Restrictions on Assignments.

                           (a)      No Transaction Party may assign its rights,
or delegate its duties hereunder or any interest herein without the prior written consent of the Administrator. Transferee may not assign its rights hereunder (although it may delegate its duties hereunder to the extent expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of Transferor, which consent shall not be unreasonably withheld; provided, however, that Transferee may assign all or any part of its rights and interests in the Transaction Documents, together with all or any part of its interest in the Asset Interest, to any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this Article XII). The Administrator agrees to discuss the addition of any party as a Liquidity Bank with Transferor prior to such addition.

                           (b)      Transferor agrees to advise the
Administrator within five (5) Business Days after notice to Transferor of any proposed assignment by Transferee of the Asset Interest (or any portion thereof), not otherwise permitted under Section 12.01(a), of Transferor's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If Transferor does not consent to such assignment, Transferee may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under Section 12.01(a).

                  SECTION 12.02 Rights of Assignee. Upon the assignment by Transferee in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of Transferee with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

                  SECTION 12.03 Terms and Evidence of Assignment. Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this Article XII shall be upon such terms and conditions as Transferee and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to Transferee, the Administrator and the assignee.


                                  ARTICLE XIII
                                 INDEMNIFICATION

                  SECTION 13.01 Indemnities by Transferor.

                           (a)      General Indemnity. Without limiting any
other rights which any such Person may have hereunder or under applicable law, Transferor hereby agrees to indemnify each of Wachovia, both individually and as the Administrator, Transferee, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities, judgments and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Pool Receivable or any Contract, excluding, however, (a) resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse (except as otherwise specifically provided in this Agreement) to Transferor for non-payment of the Pool Receivables due to credit problems of the Obligors thereof. Without limiting the foregoing, Transferor shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:


                                    (i)      the transfer by any Transaction
         Party of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to Transferor pursuant to the Sale Agreement, the transfer of an Asset Interest to Transferee pursuant to this Agreement and the grant of a security interest to Transferee pursuant to Section 9.01;

                                    (ii)     any representation or warranty made
         by any Transaction Party (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any other information or report delivered by or on behalf of any Transaction Party pursuant hereto or thereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

                                    (iii)    the failure by any Transaction
         Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                                    (iv)     the failure to vest and maintain
         vested in Transferee and its assigns (or the Administrator on behalf of Transferee) an undivided percentage ownership or security interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than any Lien arising solely as a result of an act of Transferee or the Administrator, whether existing at the time of any Transfer or Reinvestment of such Asset Interest or at any time thereafter;

                                    (v)      the failure to file, or any delay
         in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Transfer or Reinvestment or at any time thereafter;

                                    (vi)     any dispute, claim, offset or
         defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                                    (vii)    any matter described in clause (i)
         or (ii) of Section 3.02(a);

                                    (viii)   any failure of any Transaction
         Party, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

                                    (ix)     any products liability claim
         arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

                                    (x)      any claim of breach by any
         Transaction Party of any related Contract with respect to any Pool Receivable;

                                    (xi)     any tax or governmental fee or
         charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables; and

                                    (xii)    amounts in respect of Dilution to
         the extent such amounts exceed the Dilution Reserve.

                           (b)      Contest of Tax Claim; After-Tax Basis. If
any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Transaction Party under Section 13.01(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to Transferor and Transferor shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

                           (c)      Contribution. If for any reason the
indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Transferor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                  SECTION 13.02 Indemnities by Servicer. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by Servicer (or any of its officers) under or in connection with any Transaction Document or any other information or report delivered by or on behalf of Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for (except as otherwise specifically provided in this Agreement) to Servicer for non-payment of the Pool Receivables due to the credit problems of the Obligors thereof.

                  If for any reason the indemnification provided above in this
Section 13.02 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.



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

                                   ARTICLE XIV
                                  MISCELLANEOUS

                  SECTION 14.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Transaction Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Transaction Party, the Administrator and the Transferee (with respect to an amendment), or (b) the Administrator and the Transferee (with respect to a waiver or consent by them) or any Transaction Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Transferee may also be required to obtain the approval of some or all of the Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

                  SECTION 14.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 14.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                  SECTION 14.03 No Waiver; Remedies. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, Transferee or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, Wachovia, individually, and as Administrator, and each Liquidity Bank is hereby authorized by Transferor, upon the occurrence of a Liquidation Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by Wachovia and such Liquidity Bank to or for the credit or the account of Transferor, now or hereafter existing under this Agreement, to amounts owed to the Administrator, any Affected Party, any Indemnified Party or Transferee, or their respective successors and assigns.

                  SECTION 14.04 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of each Transaction Party, the Administrator, Transferee and their respective successors and assigns, and the provisions of Section 4.02 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Transferor pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06, 14.07, 14.08 and 14.15 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 14.05 Costs, Expenses and Taxes. In addition to its obligations under Article XIII, Transaction Parties jointly and severally agree to pay on demand:

                           (a)      all costs and expenses incurred by the
Administrator, any Liquidity Bank, the Transferee and their respective Affiliates in connection with:

                                    (i)      the negotiation, preparation,
         execution and delivery of this Agreement and the other Transaction Documents, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Transaction Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

                                    (ii)     the administration (including
         periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Transaction Party's books and records either prior to the execution and delivery hereof or pursuant to Section 7.01(c)(iii) or 7.02(j) provided that such amounts shall not include any amount relating to the general overhead expenses of any party hereto; and

                           (b)      all stamp and other taxes and fees payable
or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Transaction Parties, jointly and severally, agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

                  SECTION 14.06 No Proceedings. Servicer hereby agrees that it will not institute against Transferor, or join any Person in instituting against Transferor, and each Transaction Party, Servicer and Wachovia (individually or as Administrator) each hereby agrees that it will not institute against Transferee, or join any other Person in instituting against Transferee, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Transferee shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

                  SECTION 14.07 Confidentiality of Transferor Information.

                           (a)      Confidential Transferor Information. Each
party hereto (other than the Transaction Parties) acknowledges that certain of the information provided to such party by or on behalf of the Transaction Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless WestPoint shall otherwise agree in writing, and except as provided in
Section 14.07(b), such party will not disclose to any other person or entity any nonpublic information provided by any Transaction Party or obtained by such party in connection herewith, including:

                                    (i)      any information regarding, or
         copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Transaction Party to Transferee or the Administrator (A) prior to the date hereof in connection with such party's due diligence relating to the Transaction Parties and the transactions contemplated hereby, or (B) pursuant to Section 3.01, 5.01, 6.01(i), 7.01(c) or 7.02, or

                                    (ii)     any other information regarding any
         Transaction Party which is designated by any Transaction Party to such party in writing as confidential,

(the information referred to above, whether furnished by any Transaction Party or any attorney for or other representative thereof (each a "Transferor Information Provider"), is collectively referred to as the "Transferor Information"); provided, however, "Transferor Information" shall not include any information which is or becomes generally available to the general public or to such party on a non-confidential basis from a source other than any Transferor Information Provider, or which was known to such party on a non-confidential basis prior to its disclosure by any Transferor Information Provider.

                           (b)      Disclosure. Notwithstanding Section
14.07(a), each party may disclose any Transferor Information:

                                    (i)      to any of such party's independent
         attorneys, consultants and auditors, and to any dealer or placement agent for Transferee's commercial paper, who (A) in the good faith belief of such party, have a need to know such Transferor Information, and (B) are informed by such party of the confidential nature of the Transferor Information and the terms of this Section 14.07 and has agreed, verbally or otherwise, to be bound by the provisions of this
         Section 14.07,

                                    (ii)     to any Liquidity Bank, any actual
         or potential assignees of, or participants in, any rights or obligations of Transferee, any Liquidity Bank or the Administrator under or in connection with this Agreement who has agreed to be bound by the provisions of this Section 14.07,

                                    (iii)    to any rating agency that maintains
         a rating for Transferee's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of Transferee in connection with such rating,

                                    (iv)     to any other party to this
         Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

                                    (v)      as may be required by any
         municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

                                    (vi)     subject to Section 14.07(c), in the
         event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Transferor Information, or

                                    (vii)    in connection with the enforcement
         of this Agreement or any other Transaction Document.

In addition, Transferee and the Administrator may disclose on a "no name" basis to any actual or potential investor in Transferee's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of Transferee's commitment and Transferee's Total Investment with respect to the Asset Interest and any other credit enhancement provided by any Transaction Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

                  (c) Legal Compulsion. In the event that any party hereto (other than any Transaction Party) or any of its representatives is requested, or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), to disclose any of the Transferor Information, such party will (or will cause its representative to):

                                    (i)      provide WestPoint with prompt
         written notice so that (A) WestPoint may seek a protective order or other appropriate remedy, or (B) WestPoint may, if it so chooses, agree that such party (or its representatives) may disclose such Transferor Information pursuant to such request or legal compulsion; and

                                    (ii)     unless WestPoint agrees that such
         Transferor Information may be disclosed, make a timely objection to the request or compulsion to provide such Transferor Information on the basis that such Transferor Information is confidential and subject to the agreements contained in this Section 14.07.

In the event such protective order or remedy is not obtained, or WestPoint agrees that such Transferor Information may be disclosed, such party will furnish only that portion of the Transferor Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Transferor Information.

                           (d)      This Section 14.07 shall survive termination
of this Agreement.

                  SECTION 14.08 Confidentiality of Program Information.

                           (a)      Confidential Information. Each party hereto
acknowledges that Wachovia, individually and in its capacity as Administrator, regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

                                    (i)      it will not disclose without the
         prior consent of Wachovia (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential, nature of the Program Information (as defined below) and of the terms of this Section 14.08), (A) any information regarding the pricing in, or copies of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, (B) any information regarding the organization, business or operations of Transferee generally or the services performed by Wachovia as the Administrator for Transferee, or (C) any information which is furnished by Wachovia to such party and which is designated by Wachovia to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses
         (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (IV) subject to Section 14.08(c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (V) in financial statements as required by GAAP;

                                    (ii)     it will use the Program Information
         solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                                    (iii)    it will, upon demand, return (and
         cause each of its representatives to return) to Wachovia, all documents or other written material received from Wachovia in connection with
         (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

                           (b)      Availability of Confidential Information.
This Section 14.08 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a non-confidential basis from a source other than Wachovia or were known to such party on a non-confidential basis prior to its disclosure by Wachovia.

                           (c)      Legal Compulsion to Disclose. In the event
that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) other than in the case of clause (II) of the proviso to Section 14.08(a)(i) to disclose any of the Program Information, such party will

                                    (i)      provide Wachovia with prompt
         written notice so that Wachovia may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

                                    (ii)     unless Wachovia agrees that such
         Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.08.

In the event that such protective order or other remedy is not obtained, or Wachovia agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

                                    (d)      Survival. This Section 14.08 shall
survive termination of this Agreement.

                  SECTION 14.09 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

                  SECTION 14.10 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                  SECTION 14.11 GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES OR RELATED PROPERTY IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 14.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT

DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

                  SECTION 14.13 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

                           (A)      IT IRREVOCABLY (I) SUBMITS TO THE
JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY GEORGIA STATE COURT, IN EITHER CASE SITTING IN FULTON COUNTY, GEORGIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH GEORGIA STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING, (IV) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 14.02; AND (V) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 14.13 SHALL AFFECT PURCHASER'S OR THE ADMINISTRATOR'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST TRANSFEROR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

                           (B)      TO THE EXTENT THAT IT HAS OR HEREAFTER MAY
ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT,

ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

                  SECTION 14.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  SECTION 14.15 No Recourse Against Other Parties. The obligations of the Transferee under this Agreement are solely the corporate obligations of the Transferee. No recourse shall be had for the payment of any amount owing by the Transferee under this Agreement or for the payment by the Transferee of any fee in respect hereof or any other obligation or claim of or against the Transferee arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Transferee. For purposes of this Section 14.15, the term "Wachovia" shall mean and include Wachovia Bank, N.A. and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Transferee shall not be considered to be an affiliate of the Wachovia for purposes of this paragraph. Each of the Transferor, the Servicer and the Administrative Agent agrees that the Transferee shall be liable for any claims that such party may have against the Transferee only to the extent the Transferee has excess funds after providing for payment of the Commercial Paper Notes and to the extent such assets are insufficient to satisfy the obligations of the Transferee hereunder, the Transferee shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Transferee. Any and all claims against the Transferee or the Administrative Agent shall be subordinate to the claims of the holders of Commercial Paper and the Liquidity Banks (other than the Administrator).

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.


                           WPS RECEIVABLES CORPORATION,
                           as Transferor

                           By:  /s/ Nelson Griffith
                               ----------------------------------------------
                           Name:    J. Nelson Griffith

                           Title:   Vice President/Assistant Treasurer

                           WESTPOINT STEVENS INC.,
                           as initial Servicer

                           By:  /s/ Nelson Griffith
                               ----------------------------------------------

                           Name:    J.  Nelson Griffith

                           Title:   Controller

                           BLUE RIDGE ASSET FUNDING
                           CORPORATION, as Transferee


                           By:  /s/ Victoria A.  Dudley
                               ----------------------------------------------

                           Name:    Victoria A.  Dudley

                           Title: Attorney-In-Fact, Senior Vice President of Wachovia Bank, N.A.

                           WACHOVIA BANK, N.A.,
                           as Administrator

                           By:  /s/ Victoria A.  Dudley
                               ----------------------------------------------

                           Name:    Victoria A. Dudley

                           Title:   Senior Vice President